UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2018

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre 8 Java Road North Point, Hong Kong
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2018 Sleepaid Holding Company (“Sleepaid”) acquired all the issued and outstanding share capital of Nice Great International Limited (“Nice Great”), a corporation formed under the laws of Hong Kong and an unrelated third party. In accordance with the terms of the Sale and Purchase Agreement (the “Agreement”) between the parties, Sleepaid issued an aggregate 50,000 shares of the common stock of Sleepaid (the “Sleepaid Shares”) to the shareholders of Nice Great (the “Nice Great Shareholders”). In return, the Nice Great Shareholders transferred all issued and outstanding shares of Nice Great to Sleepaid. Nice Great is now a wholly-owned subsidiary of Sleepaid.

Nice Great was established in June, 2016 in Hong Kong and focused on the design, development, and prototype making of mini electrical products, such as air purifiers, humidifiers, multi-function fans, heaters and other similar goods. Nice Great and Sleepaid foresee increased demand in the market for air purifiers, especially in the Asia Pacific region, due to heavy pollution.

The foregoing descriptions of the terms of the Agreement do not purport to be complete and are qualified in their entirety by the complete text of the document attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the securities described in Item 1.01 was completed in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities made several representations of sophistication, experience, and ability to bear the risks of the investment.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Quili Chen.  On January 18, 2018, as part of the Agreement described in Item 1.01 above, Quili Chen as appointed as an officer and director of Sleepaid.

Ms. Chen joined Nice Great in January 2017 as an employee responsible for company operation. Ms. Chen was appointed on January 18, 2018 as an officer and director which is responsible for its business operations. From July 2015 until January 2017, Ms. Chen was administrative assistant to Sleepaid’s CEO, Tao Wang and manager of Sleepaid’s human resource department. From September 2014 to June 2015, Ms. Chen was the general secretary assistant for the Guangzhou Association for Promotion of Science and Technology and Finance. Ms. Chen, age 28, earned a Bachelor of Arts degree in Economics from the University of Iowa in 2014.

Certain statement contained in this current report on Form 8-K are forward-looking statements and are based on future expectations, plans and prospects for Sleepaid’s business and operations and involve a number of risks and uncertainties. Sleepaid’s forward-looking statements in this report are made as of the date hereof and Sleepaid disclaims any duties to supplement, update or revise such statements on a going forward basis whether as a result of subsequent developments, change or expectations or otherwise. In connection with the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 Sleepaid is identifying certain forward-looking information regarding, among other things, the acquisition of Nice Great by Sleepaid and the marketing, sales and development of its products. Actual events or results may differ materially from those contained in these forward-looking statements. Important factors that could cause further events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the ability of Sleepaid to successfully complete the acquisition, to implement Nice Great’s business plan; uncertainties relating to the ability to realize the expected benefits of the acquisition; unanticipated or unfavorable regulatory matters; general economic conditions in the region and industry in which Sleepaid and Nice Great operate, and other risk factors as discussed in Sleepaid’s other fillings made from time to time with the United States Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Nice Great International Limited, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(b) Pro Forma Financial Information

The financial statements of Nice Great International Limited, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(d) Exhibits

Exhibit Number	Exhibit Description

10.01	Sale and Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: January 18, 2018	By:	/s/ Tao Wang
Tao Wang
CEO

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